Exhibit 99.1

UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106 816.860.7000 umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Rachael Crocker: 816.860.7775

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Second Quarter Net Income from Continuing Operations of $44.8 Million, or $0.90 per diluted share

KANSAS CITY, Mo. (July 25, 2017) – UMB Financial Corporation (Nasdaq: UMBF), a diversified financial holding company, announced net income from continuing operations for the second quarter 2017 of $44.8 million or $0.90 per diluted share, compared to $42.0 million or $0.84 per diluted share in the first quarter 2017 (linked quarter) and $36.5 million or $0.74 per diluted share in the second quarter 2016. Results from continuing operations exclude the impact of previously announced divestiture of Scout Investments, Inc., the company’s institutional investment management subsidiary. Reported GAAP net income represents an increase of 6.7 percent on a linked-quarter basis and 22.8 percent compared to the second quarter 2016. For the six months ended June 30, 2017, GAAP net income from continuing operations was $86.7 million or $1.74 per diluted share, an increase of 22.5 percent compared to $70.8 million or $1.44 per diluted share for the six month period ended June 30, 2016.

Net operating income from continuing operations, a non-GAAP financial measure which is reconciled to the nearest comparable GAAP measure later in this release, was $44.9 million or $0.90 per diluted share for the second quarter 2017, compared to $42.3 million or $0.85 per diluted share for the linked quarter and $37.5 million or $0.76 per diluted share for the second quarter 2016. These results represent an increase of 6.3 percent on a linked-quarter basis and an increase of 20.0 percent compared to the second quarter 2016. For the six months ended June 30, 2017, net operating income from continuing operations was $87.2 million or $1.75 per diluted share, compared to $74.1 million or $1.51 per diluted share for the six month period ended June 30, 2016.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q2 2017	Q1 2017	Q2 2016
Income from continuing operations	$44,771	$41,976	$36,463
Income from discontinued operations-general operations	2,586	2,205	2,016
Income from discontinued operations-non-GAAP adjustments	(4,536)	—	(961)

Income from discontinued operations-total	(1,950)	2,205	1,055

Net income	42,821	44,181	37,518
Earnings per share from continuing operations (diluted)	0.90	0.84	0.74
Earnings per share from discontinued operations-general operations (diluted)	0.05	0.05	0.04
Earnings per share from discontinued operations-non-GAAP adjustments (diluted)	(0.09)	—	(0.02)

Earnings per share from discontinued operations (diluted)	(0.04)	0.05	0.02

Earnings per share (diluted)	0.86	0.89	0.76

GAAP - continuing operations
Return on average assets	0.88%	0.84%	0.75%
Return on average equity	8.69	8.58	7.41
Efficiency ratio	68.30	69.82	72.61

Non-GAAP - continuing operations
Operating return on average assets	0.89%	0.85%	0.77%
Operating return on average equity	8.72	8.65	7.61
Operating efficiency ratio	68.19	69.62	71.94

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	June YTD 2017	June YTD 2016
Income from continuing operations	$86,747	$70,812
Income from discontinued operations-general operations	4,791	4,070
Income from discontinued operations-non-GAAP adjustments	(4,536)	(961)

Income from discontinued operations-total	255	3,109

Net income	87,002	73,921
Earnings per share from continuing operations (diluted)	1.74	1.44
Earnings per share from discontinued operations-general operations (diluted)	0.10	0.09
Earnings per share from discontinued operations-non-GAAP adjustments (diluted)	(0.09)	(0.02)

Earnings per share from discontinued operations (diluted)	0.01	0.07

Earnings per share (diluted)	1.75	1.51

GAAP - continuing operations
Return on average assets	0.86%	0.73%
Return on average equity	8.64	7.26
Efficiency ratio	69.04	73.36

Non-GAAP - continuing operations
Operating return on average assets	0.87%	0.77%
Operating return on average equity	8.68	7.60
Operating efficiency ratio	68.89	72.21

“Overall, I’m pleased with our results for the first half of the year, as we continue to focus on improved operating leverage across the company,” said Mariner Kemper, chairman and chief executive officer. Net interest margin improved three basis points on a linked quarter basis, driven primarily by the favorable change in our earning asset mix, combined with higher interest rates and increased loan volumes. We are pleased with this progress, as loan growth continued to be strong for the second quarter, up 9.4 percent year-over-year. In addition, noninterest income for the quarter improved 7.3 percent, reflecting, in part, solid contributions from our wealth management and asset servicing businesses.”

Discussion of results from continuing operations

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2017	2017	2016	LQ	PY
Net interest income	$137,394	$134,315	$121,210	$3,079	$16,184
Noninterest income:
Trust and securities processing	44,811	42,541	41,072	2,270	3,739
Trading and investment banking	6,173	7,542	5,638	(1,369)	535
Service charges on deposit accounts	22,731	22,075	22,420	656	311
Insurance fees and commissions	513	646	1,160	(133)	(647)
Brokerage fees	5,889	5,377	4,262	512	1,627
Bankcard fees	20,234	17,752	17,534	2,482	2,700
Gains on sales of securities available for sale, net	1,280	468	2,598	812	(1,318)
Equity (losses) earnings on alternative investments	(195)	(614)	978	419	(1,173)
Other	8,870	7,130	7,112	1,740	1,758

Total noninterest income	$110,306	$102,917	$102,774	$7,389	$7,532

Total Revenue	$247,700	$237,232	$223,984	$10,468	$23,716

Net interest margin	3.12%	3.09%	2.86%
Total noninterest income as a % of total revenue	44.53	43.38	45.88

Net interest income

•	On a linked quarter basis, the increase in net interest income was driven by a three basis point improvement in net interest margin, coupled with a 2.4 percent, or $251.9 million, increase in average loans.

•	Earning asset yields improved ten basis points from the linked quarter driven by improved loan yields of nine basis points. The cost of interest-bearing liabilities also increased ten basis points due to increased federal fund borrowing costs of 23 basis points coupled with a seven basis point increase in interest-bearing deposit rates.

•	The cost of interest-bearing liabilities for the second quarter 2017 was 45 basis points, and total cost of funds including noninterest-bearing deposits was 31 basis points.

•	On a year-over-year basis, the increase in net interest income was driven by a 9.4 percent or $924.7 million increase in average loans as well as higher average loan yields, which increased 36 basis points from a year ago, primarily driven by higher interest rates and mix changes.

•	For the second quarter 2017, average earning assets stood at $18.9 billion, which is flat compared to the linked quarter and an increase of 4.7 percent over the second quarter 2016.

Noninterest income

•	Second quarter 2017 noninterest income increased $7.4 million, or 7.2 percent, on a linked quarter basis largely due to:

•	a $1.0 million increase in fund servicing revenue from new business growth and higher custody fees and a $0.9 million increase in wealth management revenue both recorded in trust and securities processing;

•	higher bankcard fees driven by a $1.4 million decrease in retail and commercial card program rewards and rebates expense recorded and a $0.9 million increase in interchange income;

•	a $0.8 million increase in gains on sales of available-for-sale securities;

•	an increase in other noninterest income of $1.7 million which was primarily due to a $1.0 million gain on the sale of a branch building and a $0.4 million increase in derivative income;

•	which were partially offset by a $0.7 million decrease in bond trading fees and $0.7 million decrease in the company’s seed investments in certain Scout Funds, both recorded in trading and investment banking income.

•	Noninterest income in the second quarter of 2017 improved $7.5 million, or 7.3 percent, compared to the same quarter in 2016 primarily driven by:

•	a $1.9 million increase in wealth management revenue and a $1.1 million increase in fund servicing revenue both recorded in trust and securities processing;

•	higher bankcard fees driven by a $2.2 million decrease in retail and commercial card program rewards and rebates expense and a $1.0 million increase in interchange income;

•	an increase in other noninterest income due to a $1.2 million increase in the fair value of company-owned life insurance;

•	a $1.6 million increase in 12b-1 income recorded in brokerage fees;

•	which were partially offset by a $1.3 million decrease in gains on available-for-sale securities.

Summary of Noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2 2017	Q1 2017	Q2 2016	CQ vs. LQ	CQ vs. PY
Salaries and employee benefits	$102,773	$103,652	$97,322	$(879)	$5,451
Occupancy, net	11,061	10,968	10,978	93	83
Equipment	17,956	17,482	16,714	474	1,242
Supplies and services	4,792	4,094	4,577	698	215
Marketing and business development	5,732	4,141	6,027	1,591	(295)
Processing fees	10,743	9,199	8,969	1,544	1,774
Legal and consulting	6,467	5,050	4,903	1,417	1,564
Bankcard	5,033	4,903	5,369	130	(336)
Amortization of other intangible assets	1,924	2,046	2,237	(122)	(313)
Regulatory fees	4,071	3,833	3,692	238	379
Other	6,387	8,442	7,631	(2,055)	(1,244)

Total noninterest expense	$176,939	$173,810	$168,419	$3,129	$8,520

Noninterest expense

•	GAAP noninterest expense for the second quarter of 2017 was $176.9 million and increased $3.1 million, or 1.8 percent from the linked quarter.

•	On a non-GAAP basis, operating noninterest expense (as reconciled later in this release) was $176.7 million for the second quarter 2017, an increase of $3.3 million, or 1.9 percent, compared to the linked quarter, and $9.8 million, or 5.9 percent, compared to the second quarter 2016.

•	The linked quarter increase in noninterest expense and operating noninterest expense was driven by increases in marketing and business development, legal and consulting expenses, and processing fees. These increases were partially offset by decreases in other expenses driven by lower operating losses.

•	The year over year increase in noninterest expense of $8.5 million, or 5.1 percent, was primarily driven by:

•	a $3.4 million increase in salary and wage expense, a $1.3 million increase in employee benefits partially driven by a $1.1 million increase in fair value adjustments on the company’s deferred compensation plan, and a $0.8 million increase in bonus and commission expense; and

•	higher consulting expense and equipment expense for computer and hardware costs related to investments for regulatory requirements, cyber security, and the ongoing modernization of the company’s core systems, as well as higher processing expenses in healthcare, fund servicing, and institutional businesses.

Income Taxes

•	For the six months ended June 30, 2017, the company’s effective tax rate decreased to 21.6 percent compared to 24.8 percent for the same period a year earlier. The decrease is primarily a result of an increase in excess tax benefits associated with stock compensation recorded in the first and second quarter of 2017 compared to the same period a year earlier.

Balance Sheet

•	Average total assets for the second quarter were $20.3 billion compared to $20.2 billion for the linked quarter, and $19.4 billion for the same period in 2016.

Summary of average loans and leases - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2 2017	Q1 2017	Q2 2016	CQ vs. LQ	CQ vs. PY
Commercial	$4,597,866	$4,397,675	$4,357,474	$200,191	$240,392
Asset based loans	242,719	225,818	221,989	16,901	20,730
Factoring loans	155,528	148,356	93,993	7,172	61,535
Commercial credit card	157,214	157,864	149,740	(650)	7,474
Real estate - construction	802,350	793,892	508,080	8,458	294,270
Real estate - commercial	3,152,317	3,157,363	2,887,255	(5,046)	265,062
Real estate - residential	592,253	567,611	491,971	24,642	100,282
Real estate - HELOC	682,889	697,010	732,800	(14,121)	(49,911)
Consumer credit card	254,552	249,489	276,479	5,063	(21,927)
Consumer other	139,120	125,835	127,458	13,285	11,662
Leases	35,250	39,221	40,165	(3,971)	(4,915)

Total loans	$10,812,058	$10,560,134	$9,887,404	$251,924	$924,654

•	Average loans for the second quarter 2017, increased 2.4 percent, on a linked-quarter basis, and 9.4 percent, compared to second quarter 2016.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2 2017	Q1 2017	Q2 2016	CQ vs. LQ	CQ vs. PY
Securities available for sale:
U.S. Treasury	$63,945	$83,302	$353,045	$(19,357)	$(289,100)
U.S. Agencies	48,914	144,166	497,558	(95,252)	(448,644)
Mortgage-backed	3,677,797	3,753,733	3,598,789	(75,936)	79,008
State and political subdivisions	2,478,358	2,412,351	2,236,301	66,007	242,057
Corporates	60,508	66,840	80,122	(6,332)	(19,614)

Total securities available for sale	6,329,522	6,460,392	6,765,815	(130,870)	(436,293)
Securities held to maturity:
State and political subdivisions	1,242,519	1,157,871	833,487	84,648	409,032
Trading securities	75,075	60,462	40,996	14,613	34,079
Other securities	66,199	67,988	64,145	(1,789)	2,054

Total securities	$7,713,315	$7,746,713	$7,704,443	$(33,398)	$8,872

•	The growth in the company’s held to maturity securities portfolio is attributed to increased activity in private placement bonds, primarily used to refinance existing revenue bonds in the healthcare and education sectors.

Summary of average deposits - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2017	2017	2016	LQ	PY
Deposits:
Noninterest-bearing demand	$5,837,602	$5,998,943	$5,723,840	$(161,341)	$113,762
Interest-bearing demand and savings	8,475,782	8,564,059	8,150,545	(88,277)	325,237
Time deposits	1,258,384	1,079,946	1,165,306	178,438	93,078

Total deposits	$15,571,768	$15,642,948	$15,039,691	$(71,180)	$532,077

Non-interest bearing deposits as % of total	37.49%	38.35%	38.06%

•	Average noninterest-bearing demand deposits increased 2.0 percent from the second quarter of 2016, but declined 2.7 percent on a linked-quarter basis primarily due to institutional customers deploying more funds in the markets.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	June 30, 2017	March 31, 2017	June 30, 2016
Total equity	$2,071,119	$2,010,878	$2,003,141
Book value per common share	41.42	40.34	40.44

Regulatory capital:
Common equity Tier 1 capital	$1,863,359	$1,821,915	$1,709,986
Tier 1 capital	1,863,359	1,821,915	1,709,833
Total capital	2,031,618	1,985,231	1,864,389

Regulatory capital ratios:
Common equity Tier 1 capital ratio	12.22%	11.89%	11.65%
Tier 1 risk-based capital ratio	12.22	11.89	11.65
Total risk-based capital ratio	13.32	12.96	12.70
Tier 1 leverage ratio	9.28	9.11	8.91

•	At June 30, 2017, the company’s estimated risk-based capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q4	Q3	Q2
	2017	2017	2016	2016	2016
Net charge-offs (recoveries) - Commercial loans	$7,971	$5,283	$1,127	$5,538	$(59)
Net (recoveries) charge-offs - Real estate loans	(95)	125	3,373	(67)	1,164
Net charge-offs - Consumer credit card loans	2,079	1,815	1,692	1,658	1,575
Net charge-offs - Consumer other loans	71	103	63	133	52
Net charge-offs - Total loans	10,026	7,326	6,255	7,262	2,732
Net loan charge-offs as a % of total average loans	0.37%	0.28%	0.24%	0.28%	0.11%
Loans over 90 days past due	$2,657	$3,369	$3,365	$2,678	$4,700
Loans over 90 days past due as a % of total loans	0.02%	0.03%	0.03%	0.03%	0.05%
Nonaccrual and restructured loans	$51,390	$56,594	$70,259	$79,607	$58,423
Nonaccrual and restructured loans as a % of total loans	0.47%	0.53%	0.67%	0.77%	0.58%
Provision for loan losses	14,500	$9,000	$7,500	$13,000	$7,000

•	Nonperforming loans, defined as restructured loans on nonaccrual and all other nonaccrual loans, decreased $5.2 million from the linked quarter and decreased $7.0 million from the prior year period.

•	The increase in net charge-offs to $10.0 million or 0.37 percent of total loans, was driven primarily by a charge-off of one commercial credit to a manufacturing and distribution company.

•	Provision for loan losses increased $5.5 million from the linked quarter, consistent with our methodology, which considers the inherent risk in our loan portfolio, as well as other qualitative factors, such as macroeconomic conditions, loan growth, increased impaired loans, and increased net charge-offs.

Divestiture

On April 20, 2017, the company announced the execution of an agreement to sell 100 percent of the stock of Scout Investments, Inc. (Scout), its institutional investment management subsidiary to Carillon Tower Advisers, a unit of Raymond James Financial, for $172.5 million in cash, subject to purchase price adjustments at closing, which is expected to occur in the fourth quarter of 2017. The company plans to use the proceeds from the transaction to support its current growth strategies. See the company’s Current Report on Form 8-K filed with the Securities Exchange Commission on April 20, 2017 for additional information.

Results attributed to Scout’s performance are designated as discontinued operations in the current and prior periods. Loss from such discontinued operations for the second quarter 2017 was $2.0 million or ($0.04) per diluted share, compared to income from discontinued operations of $2.2 million or $0.05 per diluted share in the first quarter 2017 and income from discontinued operations of $1.1 million or $0.02 per diluted share in the second quarter 2016. Year-to-date income from discontinued operations as of June 30, 2017, was $0.3 million or $0.01 per diluted share, compared to $3.1 million or $0.07 per diluted share for the six month period ended June 30, 2016. The loss from discontinued operations in the second quarter resulted primarily from $7.1 million in pre-tax divestiture expenses incurred.

Income from discontinued operations-general operations, a non-GAAP financial measure which is reconciled to the nearest comparable GAAP measure later in this release, was $2.6 million or $0.05 per diluted share for the second quarter 2017, compared to $2.2 million or $0.05 per diluted share for the linked quarter and $2.0 million or $0.04 per diluted share for the first quarter 2016. Year-to-date income from discontinued operations-general operations as of June 30, 2017, was $4.8 million or $0.10 per diluted share, compared to $4.1 million or $0.09 per diluted share for the six month period ended June 30, 2016. The primary non-GAAP adjustment is the $7.1 million in pre-tax divestiture expenses incurred in the second quarter of 2017.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.255 per share quarterly cash dividend, payable on October 2, 2017, to shareholders of record at the close of business on September 8, 2017.

Conference Call

The company plans to host a conference call to discuss its second quarter 2017 earnings results on Wednesday, July 26, 2017, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (U.S.) 412-542-4148 and requesting to join the UMB Financial call. The live call can also be accessed by visiting the investor relations area of umbfinancial.com or by using the following the link:

UMB Financial 2Q 2017 Conference Call

A replay of the conference call may be heard through August 9, 2017, by calling (toll-free) 877-344-7529 or (U.S.) 412-317-0088. The replay pass code required for playback is 10109956. The call replay may also be accessed via the company’s website umbfinancial.com by visiting the investor relations area.

Non-GAAP Financial Information

In this release, we provide information about net operating income, operating earnings per share - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, net income from discontinued operations-general operations, and earnings per share from discontinued operations-general operations, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures—net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, net income from discontinued operations-general operations, and earnings per share from discontinued operations-general operations—and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for fair value adjustments, acquisition- and severance-related items, one-time marketing agent termination costs, and divestiture costs that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding the following: (i) fair value adjustments on contingent consideration for the acquisitions of Reams Asset Management Company (Reams), (ii) expenses related to acquisitions (iii) non-acquisition related severance expense, and (v) the cumulative tax impact of the previous adjustments. The company believes that the financial impact of excluding non-acquisition related severance expense will be immaterial in the near future. It is excluded from certain GAAP financial measures as it has an unusually large impact on the company’s financial statements.

Operating EPS (basic and diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described in clauses (i)-(v) above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described in clauses (i)-(v) above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total revenue (tax equivalent net interest income plus noninterest income less gains on sales of securities available for sale, net).

Net income from discontinued operations-general operations for the relevant period is defined as GAAP net income from discontinued operations, adjusted to reflect the impact of excluding non-GAAP adjustment (iii) and (v) above and (iv) divestiture expenses related to Scout for the relevant period. The company believes that the financial impact of excluding non-acquisition related severance expense will be immaterial in the near future. It is excluded from certain GAAP financial measures as it has an unusually large impact on the company’s financial statements.

Earnings per share from discontinued operations-general operations (diluted) is calculated as earnings per share from discontinued operations (diluted) as reported, adjusted to reflect, on a per share basis, the impact of excluding non-GAAP adjustment (iii) and (v) above and (iv) divestiture expenses related to Scout for the relevant period.

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about expected cost savings and other results of efficiency initiatives and our statements about the timeframe or amount of expected proceeds from the closing of the sale of Scout. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2016, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, payment solutions, asset servicing, and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, as well as two national specialty-lending businesses. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed income strategies to institutions and individual investors. For more information, visit umb.com, umbfinancial.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	June 30,
	2017	2016
Assets
Loans	$10,848,578	$10,083,266
Allowance for loan losses	(97,797)	(84,666)

Net loans	10,750,781	9,998,600

Loans held for sale	3,443	10,495
Investment securities:
Available for sale	6,226,041	6,771,179
Held to maturity	1,279,524	880,600
Trading securities	61,833	56,311
Other securities	65,039	66,300

Total investment securities	7,632,437	7,774,390

Federal funds and resell agreements	184,521	196,283
Interest-bearing due from banks	332,090	379,611
Cash and due from banks	379,148	355,732
Premises and equipment, net	276,412	277,060
Accrued income	99,122	92,650
Goodwill	180,867	180,867
Other intangibles, net	24,614	30,769
Other assets	436,421	380,448
Discontinued assets	53,743	57,171

Total assets	$20,353,599	$19,734,076

Liabilities
Deposits:
Noninterest-bearing demand	$6,433,339	$6,233,492
Interest-bearing demand and savings	8,429,180	8,270,416
Time deposits under $250,000	569,281	695,629
Time deposits of $250,000 or more	664,866	449,156

Total deposits	16,096,666	15,648,693

Federal funds and repurchase agreements	1,886,370	1,788,567
Short-term debt	—	5,003
Long-term debt	76,083	85,320
Accrued expenses and taxes	161,470	148,618
Other liabilities	61,891	54,734

Total liabilities	18,282,480	17,730,935

Shareholders’ Equity
Common stock	55,057	55,057
Capital surplus	1,037,898	1,024,083
Retained earnings	1,204,436	1,082,801
Accumulated other comprehensive (loss) income	(23,625)	55,295
Treasury stock	(202,647)	(214,095)

Total shareholders’ equity	2,071,119	2,003,141

Total liabilities and shareholders’ equity	$20,353,599	$19,734,076

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Interest Income
Loans		$112,724		$93,949		$219,284		$184,493
Securities:
Taxable interest		18,441		18,852		37,631		38,209
Tax-exempt interest		18,296		13,845		35,479		26,580

Total securities income		36,737		32,697		73,110		64,789
Federal funds and resell agreements		711		642		1,630		1,149
Interest-bearing due from banks		580		436		1,131		1,327
Trading securities		459		173		746		225

Total interest income		151,211		127,897		295,901		251,983

Interest Expense
Deposits		7,835		4,136		13,801		8,191
Federal funds and repurchase agreements		4,994		1,626		8,463		2,856
Other		988		925		1,928		1,834

Total interest expense		13,817		6,687		24,192		12,881

Net interest income		137,394		121,210		271,709		239,102
Provision for loan losses		14,500		7,000		23,500		12,000

Net interest income after provision for loan losses		122,894		114,210		248,209		227,102

Noninterest Income
Trust and securities processing		44,811		41,072		87,352		82,172
Trading and investment banking		6,173		5,638		13,715		10,268
Service charges on deposits		22,731		22,420		44,806		43,881
Insurance fees and commissions		513		1,160		1,159		2,657
Brokerage fees		5,889		4,262		11,266		8,447
Bankcard fees		20,234		17,534		37,986		35,550
Gains on sale of securities available for sale, net		1,280		2,598		1,748		5,531
Equity (loss) earnings on alternative investments		(195)		978		(809)		597
Other		8,870		7,112		16,000		11,636

Total noninterest income		110,306		102,774		213,223		200,739

Noninterest Expense
Salaries and employee benefits		102,773		97,322		206,425		193,891
Occupancy, net		11,061		10,978		22,029		21,772
Equipment		17,956		16,714		35,438		32,778
Supplies, postage and telephone		4,792		4,577		8,886		9,403
Marketing and business development		5,732		6,027		9,873		10,183
Processing fees		10,743		8,969		19,942		18,034
Legal and consulting		6,467		4,903		11,517		9,670
Bankcard		5,033		5,369		9,936		11,184
Amortization of other intangibles		1,924		2,237		3,970		4,556
Regulatory fees		4,071		3,692		7,904		7,121
Other		6,387		7,631		14,829		15,095

Total noninterest expense		176,939		168,419		350,749		333,687
Income before income taxes		56,261		48,565		110,683		94,154
Income tax provision		11,490		12,102		23,936		23,342

Income from continuing operations		$44,771		$36,463		$86,747		$70,812
Discontinued operations
(Loss) Income from discontinued operations before income taxes		(2,599)		1,749		308		4,958
Income tax (benefit) expense		(649)		694		53		1,849

(Loss) Income on discontinued operations		(1,950)		1,055		255		3,109

Net Income		$42,821		$37,518		$87,002		$73,921

Per Share Data
Basic:	$		$		$		$
Income from continuing operations		0.91		0.75		1.76		1.45
(Loss) income from discontinued operations		(0.04)		0.02		0.01		0.07
Net income – basic		0.87		$0.77		$1.77		$1.52
Diluted:
Income from continuing operations		0.90		0.74		1.74		1.44
(Loss) income from discontinued operations		(0.04)		0.02		0.01		0.07
Net income – diluted		0.86		0.76		1.75		1.51
Dividends		0.255		0.245		0.510		0.490
Weighted average shares outstanding		49,269,786		48,770,948		49,190,271		48,763,690
Weighted average shares outstanding – diluted		49,848,903		49,149,076		49,829,193		49,084,413

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net Income	$42,821	$37,518	$87,002	$73,921
Other comprehensive income, net of tax:
Unrealized gains on securities:
Change in unrealized holding gains, net	35,311	42,273	57,582	107,585
Less: Reclassifications adjustment for gains included in net income	(1,280)	(2,598)	(1,748)	(5,531)

Change in unrealized gains on securities during the period	34,031	39,675	55,834	102,054
Change in unrealized losses on derivatives	(1,157)	(2,894)	(911)	(7,034)
Income tax expense	(12,340)	(13,954)	(21,006)	(36,007)

Other comprehensive income	20,534	22,827	33,917	59,013

Comprehensive income	$63,355	$60,345	$120,919	$132,934

Consolidated Statements of Shareholders’ Equity			UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2016	$55,057	$1,019,889	$1,033,990	$(3,718)	$(211,524)	$1,893,694
Total comprehensive income	—	—	73,921	59,013	—	132,934
Cash dividends ($0.490 per share)	—	—	(24,254)	—	—	(24,254)
Purchase of treasury stock	—	—	—	—	(13,581)	(13,581)
Issuance of equity awards	—	(4,457)	—		4,887	430
Recognition of equity based compensation	—	5,000	—	—	—	5,000
Sale of treasury stock	—	260	—	—	309	569
Exercise of stock options	—	2,053	—	—	5,814	7,867
Cumulative effect adjustment	—	1,338	(856)	—	—	482

Balance – June 30, 2016	$55,057	$1,024,083	$1,082,801	$55,295	$(214,095)	$2,003,141

Balance - January 1, 2017	$55,057	$1,033,419	$1,142,887	$(57,542)	$(211,437)	$1,962,384
Total comprehensive income	—	—	87,002	33,917	—	120,919
Cash dividends ($0.510 per share)	—	—	(25,453)	—	—	(25,453)
Purchase of treasury stock	—	—	—	—	(4,279)	(4,279)
Issuance of equity awards	—	(3,929)	—	—	4,401	472
Recognition of equity based compensation	—	6,243	—	—	—	6,243
Sale of treasury stock	—	321	—	—	244	565
Exercise of stock options	—	1,844	—	—	8,424	10,268

Balance – June 30, 2017	$55,057	$1,037,898	$1,204,436	$(23,625)	$(202,647)	$2,071,119

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended June 30,
	2017		2016
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$10,812,058	4.18%	$9,887,404	3.82%
Securities:
Taxable	3,997,904	1.85	4,676,230	1.62
Tax-exempt	3,640,336	3.09	2,987,217	2.86

Total securities	7,638,240	2.44	7,663,447	2.11
Federal funds and resell agreements	150,745	1.89	181,094	1.43
Interest-bearing due from banks	252,169	0.92	313,427	0.56
Trading securities	75,075	2.96	40,996	2.09

Total earning assets	18,928,287	3.41	18,086,368	3.01
Allowance for loan losses	(95,410)		(81,699)
Other assets	1,482,040		1,431,600

Total assets	$20,314,917		$19,436,269

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$9,734,166	0.32%	$9,315,851	0.18%
Federal funds and repurchase agreements	2,400,181	0.83	2,163,264	0.30
Borrowed funds	75,953	5.22	91,034	4.09

Total interest-bearing liabilities	12,210,300	0.45	11,570,149	0.23
Noninterest-bearing demand deposits	5,837,602		5,723,840
Other liabilities	199,386		162,390
Shareholders’ equity	2,067,629		1,979,890

Total liabilities and shareholders’ equity	$20,314,917		$19,436,269

Net interest spread		2.96%		2.78%
Net interest margin		3.12		2.86

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Six Months Ended June 30,
	2017		2016
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Loans, net of unearned interest	$10,686,792	4.14%	$9,718,848	3.82%
Securities:
Taxable	4,097,794	1.85	4,751,526	1.62
Tax-exempt	3,564,319	3.08	2,896,366	2.84

Total securities	7,662,113	2.42	7,647,892	2.08
Federal funds and resell agreements	194,231	1.69	163,943	1.41
Interest-bearing due from banks	280,490	0.81	481,031	0.55
Trading securities	67,809	2.73	33,677	1.67

Total earning assets	18,891,435	3.36	18,045,391	2.97
Allowance for loan losses	(94,264)		(81,259)
Other assets	1,477,685		1,420,465

Total assets	$20,274,856		$19,384,597

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$9,689,335	0.29%	$9,372,812	0.18%
Federal funds and repurchase agreements	2,365,101	0.72	1,929,910	0.30
Borrowed funds	76,209	5.10	91,796	4.02

Total interest-bearing liabilities	12,130,645	0.40	11,394,518	0.23
Noninterest-bearing demand deposits	5,917,826		5,869,330
Other liabilities	200,809		160,173
Shareholders' equity	2,025,576		1,960,576

Total liabilities and shareholders' equity	$20,274,856		$19,384,597

Net interest spread		2.96%		2.74%
Net interest margin		3.10		2.82

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30, 2017
	Bank	Asset Servicing	Total
Net interest income	$134,480	$2,914	$137,394
Provision for loan losses	14,500	—	14,500
Noninterest income	86,084	24,222	110,306
Noninterest expense	154,474	22,465	176,939

Income before taxes	51,590	4,671	56,261
Income tax expense	10,560	930	11,490

Income from continuing operations	$41,030	$3,741	$44,771

Average assets	$19,560,000	$755,000	$20,315,000

	Three Months Ended June 30, 2016
	Bank	Asset Servicing	Total
Net interest income	$118,613	$2,597	$121,210
Provision for loan losses	7,000	—	7,000
Noninterest income	79,565	23,209	102,774
Noninterest expense	146,950	21,469	168,419

Income before taxes	44,228	4,337	48,565
Income tax expense	10,991	1,111	12,102

Income from continuing operations	$33,237	$3,226	$36,463

Average assets	$18,227,950	$1,208,050	$19,436,000

	Six Months Ended June 30, 2017
	Bank	Asset Servicing	Total
Net interest income	$266,119	$5,590	$271,709
Provision for loan losses	23,500	—	23,500
Noninterest income	165,822	47,401	213,223
Noninterest expense	306,689	44,060	350,749

Income before taxes	101,752	8,931	110,683
Income tax expense	22,032	1,904	23,936

Income from continuing operations	$79,720	$7,027	$86,747

Average assets	$19,479,950	$795,050	$20,275,000

	Six Months Ended June 30, 2016
	Bank	Asset Servicing	Total
Net interest income	$233,884	$5,218	$239,102
Provision for loan losses	12,000	—	12,000
Noninterest income	154,102	46,637	200,739
Noninterest expense	291,253	42,434	333,687

Income before taxes	84,733	9,421	94,154
Income tax expense	20,919	2,423	23,342

Income from continuing operations	$63,814	$6,998	$70,812

Average assets	$18,086,900	$1,298,100	$19,385,000

Non-GAAP Financial Measures	UMB Financial Corporation
Net operating income non-GAAP reconciliation:
(unaudited, dollars in thousands, except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income from continuing operations (GAAP)	$44,771	$36,463	$86,747	$70,812
Adjustments:
Fair value adjustments on contingent consideration (i)	—	—	—	67
Acquisition expenses (ii)	17	996	17	4,039
Non-acquisition severance expense (iii)	259	547	735	1,071
Tax-impact of adjustments (v)	(99)	(555)	(271)	(1,864)

Total Non-GAAP adjustments (net of tax)	177	988	481	3,313

Net operating income (Non-GAAP)	$44,948	$37,451	$87,228	$74,125

Earnings per share from continuing operations as reported - diluted	$0.90	$0.74	$1.74	$1.44
Fair value adjustments on contingent consideration (i)	—	—	—	—
Acquisition expenses (ii)	—	0.02	—	0.09
Non-acquisition severance expense (iii)	—	0.01	0.01	0.02
Tax-impact of adjustments (v)	—	(0.01)	—	(0.04)

Operating earnings per share - diluted	$0.90	$0.76	$1.75	$1.51

GAAP
Return on average assets	0.88%	0.75%	0.86%	0.73%
Return on average equity	8.69	7.41	8.64	7.26

Non-GAAP
Operating return on average assets	0.89%	0.77%	0.87%	0.77%
Operating return on average equity	8.72	7.61	8.68	7.60

Operating noninterest expense and operating efficiency ratio non-GAAP reconciliation:			UMB Financial Corporation
(unaudited, dollars in thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Noninterest expense	$176,939	$168,419	$350,749	$333,687
Adjustments to arrive at operating noninterest expense (pre-tax):
Fair value adjustments on contingent consideration (i)	—	—	—	67
Acquisition expenses (ii)	17	996	17	4,039
Non-acquisition severance expense (iii)	259	547	735	1,071

Total Non-GAAP adjustments (pre-tax)	276	1,543	752	5,177

Operating noninterest expense	$176,663	$166,876	$349,997	$328,510

Noninterest expense	$176,939	$168,419	$350,749	$333,687
Less: Amortization of other intangibles	1,924	2,237	3,970	4,556

Noninterest expense, net of amortization of other intangibles (numerator A)	$175,015	$166,182	$346,779	$329,131

Operating noninterest expense	$176,663	$166,876	$349,997	$328,510
Less: Amortization of other intangibles	1,924	2,237	3,970	4,556

Operating expense, net of amortization of other intangibles (numerator B)	$174,739	$164,639	$346,027	$323,954

Net interest income (tax equivalent) (vi)	$147,223	$128,682	$290,795	$253,425
Noninterest income	110,306	102,774	213,223	200,739
Less: Gains on sales of securities available for sale, net	1,280	2,598	1,748	5,531

Total (denominator A)	$256,249	$228,858	$502,270	$448,633

Efficiency ratio (numerator A/denominator A)	68.30%	72.61%	69.04%	73.36%
Operating efficiency ratio (numerator B/denominator A)	68.19	71.94	68.89	72.21

Income from discontinued operations-general operations non-GAAP reconciliation		UMB Financial Corporation
(unaudited, dollars in thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income from discontinued operations (GAAP)	$(1,950)	$1,055	$255	$3,109
Adjustments:
Divestiture expense (iv)	7,088	—	7,088	—
Non-acquisition severance expense (iii)	—	1,501	—	1,501
Tax-impact of adjustments (v)	(2,552)	(540)	(2,552)	(540)

Total Non-GAAP adjustments (net of tax)	4,536	961	4,536	961

Net income from discontinued operations-general operations (Non-GAAP)	$2,586	$2,016	$4,791	$4,070

Earnings per share from discontinued operations - diluted	$(0.04)	$0.02	$0.01	$0.07
Divestiture expense (iv)	0.14	—	0.14	—
Non-acquisition severance expense (iii)	—	0.03	—	0.03
Tax-impact of adjustments (v)	(0.05)	(0.01)	(0.05)	(0.01)

Total Non-GAAP adjustments (net of tax)	0.09	0.02	0.09	0.02

Earnings per share from discontinued operations-general operations - diluted (Non-GAAP)	$0.05	$0.04	$0.10	$0.09

(i)	Represents fair value adjustments to contingent consideration for the acquisitions of Reams.
(ii)	Represents expenses related to acquisitions.
(iii)	Represents non-acquisition severance expense related to UMB-legacy employees as management excludes severance expense from its internal evaluation of company performance. Severance expense for Marquette-legacy employees is included in item (ii).
(iv)	Represents expenses related to the divestiture of Scout.
(v)	Calculated using the company’s marginal tax rate of 36%.
(vi)	Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $9.8 million and $7.4 million for the three months ended June 30, 2017 and 2016, respectively. The amount of such adjustment was an addition to net interest income of $19.1 million and $14.3 million for the six months ended June 30, 2017 and 2016, respectively.